EXHIBIT 8.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                                FOUR TIMES SQUARE
                               NEW YORK 10036-6522
                                    ________

                               TEL: (212) 735-3000
                               FAX: (212) 735-2000




                                             November 27, 2006








MACRO Securities Depositor, LLC
73 Green Tree Drive #9
Dover, DE 19904

                    Re: Claymore MACROshares Oil Up Holding Trust Claymore MACROshares Oil Up Tradeable Trust
                             -------------------------------------------

Ladies and Gentlemen:

          We have acted as tax counsel to MACRO Securities Depositor, LLC (the "Depositor") in its capacity as depositor of the Claymore MACROshares Oil Up Holding Trust (the "Up-MACRO Holding Trust") and the Claymore MACROshares Oil Up Tradeable Trust (the "Up-MACRO Tradeable Trust" and, together with the Up-MACRO Holding Trust, the "MACRO Trusts" and, collectively, with the Depositor, the "MACRO Entities") in connection with the formation of the Trusts and the preparation and filing of a Registration Statement on Form S-1 (Registration
No. 333-116566), as amended (the "Registration Statement"), including the prospectus included in Part I of the Registration Statement relating to the Shares (as defined herein) (the "Prospectus"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the proposed registration under the Securities Act of (i) shares with a stated par amount as set forth in the Prospectus, representing a fractional undivided beneficial interest in and ownership of the Up-MACRO Holding Trust (the "Up-MACRO Holding Shares") and (ii) shares with a stated par amount as set forth in the Prospectus, representing a fractional undivided beneficial interest in and ownership of the Up-MACRO Tradeable Trust (the "Up-MACRO Tradeable Shares" and together with the Up-MACRO Holding Shares, the "Shares").

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 2

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of

          (i) the Certificate of Formation of the Depositor, dated April 28, 2004 and the Second Amended and Restated Operating Agreement of the Depositor, dated October 1, 2006;

          (ii) the Registration Statement on Form S-3 as filed with the Commission on June 17, 2004 under the Securities Act;

          (iii) Amendment No. 1 on Form S-1 to the Registration Statement as filed with the Commission on November 26, 2004 under the Securities Act;

          (iv) Amendment No. 2 on Form S-1 to the Registration Statement as filed with the Commission on May 10, 2005 under the Securities Act;

          (v) Amendment No. 3 on Form S-1 to the Registration Statement as filed with the Commission on August 3, 2005 under the Securities Act;

          (vi) Amendment No. 4 on Form S-1 to the Registration Statement as filed with the Commission on February 14, 2006 under the Securities Act;

          (vii) Amendment No. 5 on Form S-1 to the Registration Statement as filed with the Commission on June 16, 2006 under the Securities Act;

          (viii) Amendment No. 6 on Form S-1 to the Registration Statement as filed with the Commission on August 11, 2006 under the Securities Act;

          (ix) Amendment No. 7 on Form S-1 to the Registration Statement as filed with the Commission on November 1, 2006 under the Securities Act;

          (x) the Claymore MACROshares Oil Up Holding Trust Agreement, by and among the Depositor, Claymore Securities, Inc., as the administrative agent (the "Administrative Agent") and as a
                                            --------------------
                 marketing agent (the "Marketing Agent"), MACRO Financial, LLC,
                                       ---------------
                 as an additional marketing Agent (also, a "Marketing Agent"),
                                                            ---------------
                 and Investors Bank & Trust Company, as the trustee (the "Trustee"), dated as of November 15, 2006;
                  -------

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 3


          (xi) the Amended and Restated Claymore MACROshares Oil Up Holding Trust Agreement (the "Up-MACRO Holding Trust Agreement"), by and among the Depositor, the Administrative Agent, the Marketing Agents and the Trustee, dated as of November 24, 2006;

          (xii) the Claymore MACROshares Oil Up Tradeable Trust Agreement, by and among the Depositor, the Administrative Agent, the Marketing Agents and the Trustee, dated as of November 15, 2006;

          (xiii) the Amended and Restated Claymore MACROshares Oil Up Tradeable Trust Agreement (the "Up-MACRO Tradeable Trust Agreement" and together with the Up-MACRO Holding Trust Agreement, the "Trust Agreements"), by and among the Depositor, the Administrative Agent, the Marketing Agents and the Trustee, dated as of November 24, 2006;

          (xiv) the form of Participants Agreement (the "Participants Agreement"), proposed to be entered into by and among the Depositor, the Trustee, the Administrative Agent and the Authorized Participants party thereto as may be listed on
                 Schedule I thereto from time to time (such entities, the "Authorized Participants");

          (xv) the form of global certificate representing ownership of the Up-MACRO Holding Shares to be issued under the Up-MACRO Holding Trust Agreement; and

          (xvi) the form of global certificate representing ownership of the Up-MACRO Tradeable Shares to be issued under the Up-MACRO Tradeable Trust Agreement.

          The documents identified in paragraphs (i) through (xvi) are collectively referred to as "Transaction Documents". Capitalized terms used but not otherwise defined in this opinion have the meaning specified, either directly or by reference, in the Transaction Documents.

          You have asked us (i) whether, for U.S. federal income tax purposes, the Up-MACRO Tradeable Trust will be classified as an association subject to tax as a corporation and (ii) whether, for U.S. federal income tax purposes, the Up-MACRO Holding Trust will be treated as a partnership and not as an association or publicly traded partnership (within the meaning of Section
7704)(1) subject to tax as a corporation.  In

--------------------
(1) Unless otherwise indicated, all "Section" references hereinafter are to the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder.

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 4

rendering our opinion, we have examined and relied upon the Transaction Documents and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, and we have assumed that the parties to such documents will comply with the terms thereof, that such documents are not amended and that such documents are enforceable in accordance with their respective terms.

          In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, electronic or photostatic copies and the authenticity of the originals of such copies. We did not independently establish or verify any facts upon which this opinion letter depends, and we have relied upon the statements, representations, and certifications of officers and other representatives of the MACRO Entities.

          In rendering our opinion, we have also considered and relied upon the Code, administrative rulings, judicial decisions, Treasury Regulations, and such other authorities as we have deemed appropriate. The statutory provisions, Treasury Regulations, interpretations, and other authorities upon which our opinion is based are subject to change, potentially retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service (the "Service") or, if challenged, a court. Moreover, a change in the authorities or the accuracy or completeness of any information, document, certificate, records, statement, representation, covenant or assumption upon which this opinion is based could affect our conclusions.

I.     U.S. Federal Income Tax Characterization of the Up-MACRO Tradeable Trust.

          The Up-MACRO Tradeable Trust is a trust formed under the laws of the State of New York pursuant to the Up-MACRO Tradeable Trust Agreement. It is possible that the Up-MACRO Tradeable Trust could be treated as a trust for U.S. federal income tax purposes, and if that were the case, it would be treated as a "grantor trust" within the meaning of Subchapter E of Part 1 of Subchapter J of the Code.

          Whether the Up-MACRO Tradeable Trust is treated as a trust for U.S. federal income tax purposes depends on whether it is "simply an arrangement to protect or conserve [the Up-MACRO Tradeable Trust assets] for its beneficiaries" as provided under Treas. Reg. Section 301.7701-4(b). Under Treas. Reg. Section 301.7701-4(c)(1), an investment trust with a single class of ownership interests, representing undivided beneficial interests in the assets of the trust, will be classified as a trust if there is no power under the trust agreement to vary the investment of the certificate holders. Under Section 3.3 of the Up-MACRO Tradeable Trust Agreement, the Up-MACRO Tradeable Trust generally is not permitted to "borrow money, issue debt or reinvest proceeds derived from investments, or pledge any of its assets." The exclusive purpose of and functions of the Up-MACRO Tradeable Trust are set forth under Section 3.3(b) of the Up-MACRO Tradeable Trust


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To MACRO Securities Depositor, LLC
November 27, 2006
Page 5

Agreement and generally the Up-MACRO Tradeable Trust's activities are limited to issuing and selling Up-MACRO Tradeable Shares, using proceeds received from the issuance and sale of such shares to purchase Up-MACRO Holding Shares, distributing to the holders of Up-MACRO Tradeable Shares all amounts received from the Up-MACRO Holding Trust, and exchanging Up-MACRO Tradeable Shares for Up-MACRO Holding Shares.

          Alternatively, if the Up-MACRO Tradeable Trust were determined not to be a trust for U.S. federal income tax purposes because it is not "simply an arrangement to protect or conserve [the Up-MACRO Tradeable Trust assets] for its beneficiaries," as provided under Treas. Reg. Section 301.7701-4(b) and Treas. Reg. Section 301.7701-4(c), then its treatment for U.S. federal income tax purposes would be determined in a manner identical to that of the Up-MACRO Holding Trust as set forth below in Section II.

          Accordingly, whether the Up-MACRO Tradeable Trust is properly treated as a grantor trust or as a partnership, it will not be classified as an association taxable as a corporation for U.S. federal income tax purposes.

II.     U.S. Federal Income Tax Characterization of the Up-MACRO Holding Trust.

          The Up-MACRO Holding Trust is a trust formed under the laws of the State of New York pursuant to the Up-MACRO Holding Trust Agreement. Domestic "Eligible entities" (i.e., entities not explicitly classified as a corporation under Treas. Reg. Section 301.7701-2(b)) with at least two members are, by default, treated as partnerships for U.S. federal income taxation purposes, and if they have only a single member, are treated as disregarded entities. Treas. Reg. Section 301.7701-3(b). Therefore, because trusts formed under the laws of New York are not included in the list of entities treated as per se corporations under Treas. Reg. Section 301.7701-2(b) and the Up-MACRO Holding Trust has multiple owners, it will be treated as a partnership for U.S. federal income tax purposes under Treas. Reg. Section 301.7701-3(b), as it is not a trust for U.S. federal income tax purposes.(2)

          Accordingly, as a partnership, the Up-MACRO Holding Trust would not be subject to tax as a corporation unless it were so treated under Section 7704.
Section 7704 provides that, subject to certain exceptions, a partnership the interests in which are (i) traded on an established securities market or (ii) readily tradable on a secondary market (or the substantial equivalent thereof) will be treated as a corporation for U.S. federal income tax purposes. Section 7704(c), however, excepts certain publicly traded partnerships ("PTPs") from treatment as a corporation for tax purposes if a sufficient portion of their gross income is essentially passive income. Specifically, Section 7704(c)

--------------------
(2) The Up-MACRO Holding Trust will not be treated as a trust for U.S. federal income tax purposes, because it fails the requirements of Treas. Reg.
      Section 301.7701-4(c) as to "investment trusts". In particular, the Up-MACRO Holding Trust has the power to reinvest the proceeds realized upon the maturity or sale of its assets.

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 6

provides that a PTP shall not be treated as a corporation for tax purposes if 90 percent or more of its gross income consists of "qualifying income."

          The Up-MACRO Holding Trust's only sources of income will be interest paid with regard to the Treasuries, gain, if any, resulting from the disposition of the Treasuries, amounts received in certain sale and repurchase transactions (commonly known as "repos"), discussed further below, discussed further below, interest equivalent amounts received in respect of loans of the Treasuries qualifying as security loans under Section 1058 and the gains resulting from the Income Distribution Agreement and the Settlement Contracts. In general, under
Section 7704(d)(1)(G), income and gains in respect of commodities and, under
Section 7704(d)(1)(A), interest constitute qualifying income. Each of Section 7704(d)(1)(G) and Section 7704(d)(1)(A), however, require that certain conditions be satisfied. These are discussed below.

          In addition, under Section 7704(d)(4) "qualifying income" includes income which would qualify under Section 851(b)(2)(A), including "payments with respect to securities loans under Section 512(a)(5)." Section 512(a)(5)(A) provides that "payments with respect to securities loans" includes all amounts received in respect of a security (as defined in section 1236(c)) transferred by the owner to another person in a transaction to which section 1058 applies." Accordingly, the amounts received by the Up-MACRO Holdings Trust with respect to loans of the Treasuries under Section 1058 will constitute "qualifying income."

          The Up-MACRO Holding Trust may enter into certain "repo" transactions. Whether a "repo" is treated for U.S. federal income tax purposes as a sale of an asset or a deemed loan secured by the asset purported to be sold depends upon the specific facts and circumstances of the relevant "repo" transaction, but in either event, the income of the Up-MACRO Holding Trust with respect to the "repo" will be "qualifying income". If a "repo" were treated as a true sale of the underlying asset, then the income from the sale would be gain from the disposition of a capital asset and would constitute "qualifying income" under
Section 7704(d)(1)(F). If a "repo" were treated as a deemed loan for U.S. federal income tax purposes, amounts received by the Up-MACRO Holding Trust would constitute interest on a deemed loan, and such interest generally is "qualifying income" under Section 7704(d)(1)(A), as discussed below.

          Under Section 7704(d)(1)(G), income and gains from commodities or futures, forwards, and options with respect to commodities constitute "qualifying income" for purposes of Section 7704(c) only in the case of a partnership, the principal activity of which is the buying and selling of commodities. Although there is no authority directly construing the meaning of "buying and selling of commodities or options, futures, and forwards with respect to commodities", in our view, the Up-MACRO Holding Trust's income arising from the Settlement Contracts will, subject to


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To MACRO Securities Depositor, LLC
November 27, 2006
Page 7

the discussion below, be treated as income from entering into and terminating commodity forward contracts and will fall within the scope of Section 7704(d)(1)(G).(3)

          The term "commodities" is undefined in the Code and there are no regulations explaining its meaning for purposes of Section 7704(d)(1)(G). For example, in the regulations pertaining to Section 864(b) of the Code, the regulations merely state that the term commodity "does not include goods or merchandise in the ordinary channels of commerce."(4) The Service did, however, clarify in Revenue Ruling 73-158, that "'commodities' is used in section 864(b)(2)(B) of the Code in its ordinary financial sense and includes all products that are traded in and listed on commodity exchanges located in the United States. . . [and] includes the actual commodity and commodity futures contracts."(5) Rev. Rul. 73-158, which concerned the trading of raw sugar, was issued at a time when, in general, the only items that were considered commodities for regulatory purposes were tangible products like wheat, cotton, rice and livestock. In 1974, however, Congress enacted the Commodity Futures Trading Commission Act of 1974 (the "CFTC Act"), which substantially broadened the definition of "commodity" to include " . . . all other goods and articles,
.. . ., and all other services, rights, and interest in which contracts for future delivery are presently or in the future dealt in . . .."  See Internal
Revenue Service Priv. Let. Rul. ("PLR") 8540033 (July 3, 1985) (describing the change to the law governing the regulation of commodities).(6) The legislative history of the CFTC Act confirms that the intent of Congress was to cover futures markets involving non-traditional goods and services. Id. (quoting S. Rep. No. 1131, 93d Cong., 2d Sess. 19 and H.R. Rep. No. 975, 93d Cong., 2d Sess. 29 (1974)).

          There is no authority in the Code or the regulations explaining the meaning of forward with respect to commodities for purposes of Section 7704(d)(1)(G).

--------------------
(3) Given that the Up-MACRO Holding Trust's only activities will be entering into (and terminating) the Settlement Contracts and the Income Distribution Agreement, both of which are contracts in respect of commodities, and buying, and collecting income in respect of the Treasuries -- and that the Treasuries represent, in essence, nothing more than collateral to support the potential obligations arising under the Settlement Contracts and the Income Distribution Agreement, there should be little doubt that the Up-MACRO Holding Trust's principal activity is the buying and selling of commodities.

(4)   Section 1.864-2(d)(3).

(5)   Rev. Rul. 73-158, 1973-1 C.B. 337 (emphasis added).

(6) PLRs are addressed to the taxpayer upon whose behalf the letter was requested and may not be cited as precedent. Section 6110(k)(3). Where, however, the reasoning of a PLR is persuasive and where there are no rulings or cases that have adopted a contrary position, the PLR may be a useful indication of how the Service viewed a given issue at the time the PLR was issued.

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 8

In the context of Section 864(b) of the Code, the issue was addressed by the Service in PLR 8813012 (December 23, 1987). PLR 8813012 addressed the question of whether a forward contract in crude oil would qualify as a commodity for purposes of Section 864(b) and whether such a forward contract was "of a kind" traded on an exchange for purposes of Section 864(b)(2)(B). Noting, "[w]hile forward contracts are not themselves traded on a commodity exchange, forward contracts in crude oil serve essentially the same financial purpose as the futures in crude oil that are traded on a [commodity exchange]", the Service concluded that a forward contract in crude oil was a commodity for purposes of
Section 864(b). In addition, the fact that the Settlement Contract is a cash-settled contract should not alter its status as a commodity or a forward on a commodity. See PLR 8540033 (Jul. 3, 1985) ("The --- fact that trading in cash settlement futures contracts is regulated by the CFTC rather than the Securities and Exchange Commission is evidence that a cash settlement contract should be considered a commodity in the ordinary financial sense.") Accordingly, although there is no authority directly on point, we believe that the Settlement Contracts will constitute commodities or forwards with respect to commodities for purposes of Section 7704(d)(1)(G).

          There is no binding authority addressing whether entering into and terminating commodity forward contracts constitutes buying and selling of commodities, but courts have addressed the issue in the context of futures contracts.(7) In Comm'r v. Covington,(8) the taxpayer sought to treat amounts paid to settle commodities futures as neither the sale of a commodity contract or the underlying commodity but as cash amounts paid that should be treated as ordinary losses. In rejecting the taxpayer's argument and treating the losses as capital, the court held "implicit in the transactions [entering contracts and extinguishing them with monetary settlement] is the agreement and understanding that actual purchases and sales, and not mere wagering transactions, are being carried on."(9) In addition, treating the Up-MACRO Holding Trust's entering and terminating of commodity forwards contracts as "buying and selling" for purposes of Section 7704(c) is consistent with the stated purpose of the provision.(10) Moreover,

--------------------
(7) Futures and forwards are dissimilar in three respects: 1) futures contracts are traded on a formal exchange whereas forward contracts are not; 2) in general, actual physical delivery is not expected in a futures contract but is expected in a forward contract; and 3) typically, futures are in respect of standardized assets whereas forwards may be in respect of nonstandardized assets. None of these differences should have any bearing on whether entering into or terminating contracts should be considered buying and selling of those contracts.

(8)   120 F.2d 768 (5th Cir. 1941).

(9)   Id. at 770.
      ---

(10)  See H.R. Rep. No. 100-391, pt. 2 at 18 (1987). "The purpose of
      ---
      distinguishing between passive-type income and other income is to distinguish those partnerships that are engaged in activities commonly considered as essentially no more than investments, and those activities more typically conducted in corporate form that are in the nature of business activities." Given that Section 7704 itself refers to forwards, it would be anomalous indeed if a standard method of triggering income recognition under a forward (i.e., cash settlement) were excluded from the category of qualifying income.

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 9

Section 1234A provides that gain from the cancellation, lapse or expiration or termination of a right or obligation which is a capital asset will be treated as gain or loss from the sale of a capital asset; accordingly, the termination of the commodity forward contracts may be considered a sale for purposes of
Section 7704(c). Therefore, although there is no direct authority, in our view, the Up-MACRO Holding Trust's income from entering and terminating forward contracts will constitute "qualifying income" for purposes of Section 7704(c).

          Under Section 7704(d)(1)(A), interest constitutes "qualifying income" for purposes of Section 7704(c), unless under Section 7704(d)(2) the interest is derived in the conduct of a "financial or insurance business." In our view, because the Trustee cannot manage the assets of the Up-MACRO Holding Trust in any ordinary sense, and in particular, cannot sell the Treasuries or other assets (except in the event of a Redemption or upon the termination of a Settlement Contract) and cannot acquire additional assets (except in the event of a Subsequent Paired Issuance or an Up-MACRO Subsequent Issuance), the Up-MACRO Holding Trust would not be found to be carrying on a financial business. However, the Service has not provided guidance as to what constitutes a financial or insurance business, and accordingly our conclusion is based on our interpretation of the statutory language of Section 7704 and not on authorities construing the statute. Accordingly, we believe that because the Up-MACRO Holding Trust would not be found to be engaged in a financial business and the interest received on the Treasuries will constitute "qualifying income."

          We note that under Section 7704(c)(3), the general "qualifying income" exception of Section 7704(c) does not apply to any partnership if such a partnership "would be described in Section 851(a) if such partnership were a domestic corporation." A domestic corporation is described under Section 851(a), if it (i) is registered under the Investment Company Act of 1940, or has an election under such Act to be treated as a business development company or
(ii) is a common trust fund or similar fund excluded by section 3(c)(3) of the Investment Company Act of 1940 from the definition of "investment company". The Up-MACRO Holding Trust will not be registered under the Investment Company Act of 1940, has no election to be treated as a business development company under such Act and is not a common trust fund excluded by section 3(c)(3) of such Act. Accordingly, the Up-MACRO Holding Trust will be eligible for the exception provided in Section 7704(c).

          As a result, based on and subject to the foregoing, although there is no authority directly addressing the issue, the Up-MACRO Holding Trust will, in our

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 10

opinion, qualify for the Section 7704(c) exception and, in our opinion, will, therefore, not be classified as an association or a publicly traded partnership subject to tax as a corporation for U.S. federal income tax purposes.

                                     * * *

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To MACRO Securities Depositor, LLC
November 27, 2006
Page 11

Except as set forth above, we express no other opinion. This opinion is furnished solely in connection with the transaction described herein and is not to be relied upon for any other purpose without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP
                                    --------------------------------------------